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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 21, 2003, except for the first paragraph of Note 4 and Note 12, as to which the date is April 1, 2003, included in the Annual Report (Form 10-K) of Barneys New York, Inc. and subsidiaries for the year ended February 1, 2003, with respect to the consolidated financial statements and schedules, as amended, included in this Form 10-K/A.


                                        /s/ Ernst & Young LLP

New York, New York
September 26, 2003